EXHIBIT G
                                     to the
                             Distribution Agreement

                                BAIRD MIDCAP FUND

         The Corporation hereby appoints the Distributor, and the Distributor hereby accepts such appointment, as the Corporation's exclusive agent for the distribution of Shares of the above-named Fund, subject to the terms of the Distribution Agreement of which this Exhibit is a part.

         Executed as of this 29th day of December, 2000.

                                              THE CORPORATION:

                                              BAIRD FUNDS, INC.

                                              By:   /S/ BRETT R. MEILI
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                                              THE DISTRIBUTOR:

                                              ROBERT W. BAIRD & CO. INCORPORATED

                                              By:   /S/ GLEN F. HACKMANN
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